EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for First Quarter 2023

(in thousands)	Q1 2023	Q1 2022	YOY Change
Total Revenues	$4,484	$4,548	(1.4%)
Operating Income	229	874	(73.8%)
Income Before Provision for Taxes	210	865	(75.7%)
Net Income	159	739	(78.5%)
Gross Billings*	17,587	16,645	5.7%
EBITDA*	262	927	(71.7%)
Adjusted EBITDA*	304	988	(69.2%)
Pre-Corporate EBITDA*	548	1,242	(55.9%)
* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, May 11, 2023 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $4.5 million and net income of $0.2 million for the three months ended March 31, 2023, compared to revenues of $4.5 million and net income of $0.7 million for the three months ended March 31, 2022. Decreased revenues in 2023 were primarily due to decreased commissions on bookings in the Company’s core modeling divisions.

Financial Results

Net income for the three months ended March 31, 2023 was $0.2 million, or $0.03 per fully diluted share, compared to net income of $0.7 million, or $0.14 per fully diluted share, for the three months ended March 31, 2022.

Pre-Corporate EBITDA was $0.5 million for the three months ended March 31, 2023, compared to Pre-Corporate EBITDA of $1.2 million for the three months ended March 31, 2022.

The following table reconciles reported total revenues under generally accepted accounting principles to Gross Billings, for the first quarter ended March 31, 2023 and 2022.

(in thousands)	Three months ended March 31,
	2023	2022
Total revenues	$4,484	$4,548
Model costs	13,103	12,097
Gross billings*	17,587	16,645
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Model costs include amounts owed to talent, including taxes required to be withheld and remitted directly to taxing authorities, commissions owed to other agencies, and related costs such as those paid for photography.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2023 and 2022.

(in thousands)	Three months ended March 31,
	2023	2022
Net income	$159	$739
Interest expense	1	3
Income tax expense	51	126
Amortization and depreciation	51	59
EBITDA*	262	927
Foreign exchange loss	18	6
Share-based payment expense	24	55
Adjusted EBITDA*	304	988
Corporate overhead	244	254
Pre-Corporate EBITDA*	548	1,242
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2023, when compared to the three months ended March 31, 2022, were primarily the result of the following:

  Total revenues for the three months ended March 31, 2023 decreased by 1.4% due to decreased commissions on bookings in the Company’s core modeling divisions;

  Salaries and service costs for the three ended March 31, 2023 increased by 8.6% primarily due to personnel hires and payroll changes to better align Wilhelmina staffing with the needs of each office and geographical region;

  Office and general expenses for the three months ended March 31, 2023 increased by 52.3% primarily due to increased legal expense, rent expense, other office related expenses, utilities, and computer expenses;

  Amortization and depreciation expense for the three months ended March 31, 2023 decreased by 13.6%, primarily due to reduced depreciation of assets that became fully amortized in 2022; and

  Corporate overhead expenses for the three months ended March 31, 2023 decreased by 3.9%, primarily due to decreased securities compliance costs.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$10,861	$11,998
Accounts receivable, net of allowance for doubtful accounts of $1,808 and $1,612, respectively	9,713	9,467
Prepaid expenses and other current assets	300	181
Total current assets	20,874	21,646

Property and equipment, net of accumulated depreciation of $1,252 and $1,216, respectively	344	307
Right of use assets-operating	3,594	3,565
Right of use assets-finance	123	138
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	308	322

TOTAL ASSETS	$41,257	$41,992

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,070	$4,306
Due to models	7,779	8,378
Contract liabilities	-	270
Lease liabilities – operating, current	471	385
Lease liabilities – finance, current	63	62
Total current liabilities	12,383	13,401

Long term liabilities:
Deferred income tax, net	980	985
Lease liabilities – operating, non-current	3,346	3,310
Lease liabilities – finance, non-current	68	85
Total long term liabilities	4,394	4,380

Total liabilities	16,777	17,781

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at March 31, 2023 and December 31, 2022	65	65
Treasury stock, 1,314,694 shares at March 31, 2023 and December 31, 2022, at cost	(6,371)	(6,371)
Additional paid-in capital	88,794	88,770
Accumulated deficit	(57,550)	(57,709)
Accumulated other comprehensive loss	(458)	(544)
Total shareholders’ equity	24,480	24,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,257	$41,992

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three Months Ended March 31, 2023 and 2022
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Service revenues	$4,476	$4,541
License fees	8	7
Total revenues	4,484	4,548

Operating expenses:
Salaries and service costs	2,880	2,652
Office and general expenses	1,080	709
Amortization and depreciation	51	59
Corporate overhead	244	254
Total operating expenses	4,255	3,674
Operating income	229	874

Other expense:
Foreign exchange loss	18	6
Interest expense	1	3
Total other expense	19	9

Income before provision for income taxes	210	865

Provision for income taxes:
Current	(56)	(30)
Deferred	5	(96)
Provision for income taxes, net	(51)	(126)

Net income	$159	$739

Other comprehensive loss:
Foreign currency translation adjustment	86	(174)
Total comprehensive income	$245	$565

Basic net income per common share	$0.03	$0.14
Diluted net income per common share	$0.03	$0.14

Weighted average common shares outstanding-basic	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three Months Ended March 31, 2023 and 2022
(In thousands)
(Unaudited)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013
Share based payment expense	-	-	-	-	55	-	-	55
Net income	-	-	-	-	-	739	-	739
Foreign currency translation	-	-	-	-	-	-	(174)	(174)
Balances at March 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,635	$(60,499)	$(197)	$21,633

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,770	$(57,709)	$(544)	$24,211
Share based payment expense	-	-	-	-	24	-	-	24
Net income	-	-	-	-	-	159	-	159
Foreign currency translation	-	-	-	-	-	-	86	86
Balances at March 31, 2023	6,472	$65	(1,315)	$(6,371)	$88,794	$(57,550)	$(458)	$24,480

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three Months Ended March 31, 2023 and 2022
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income:	$159	$739
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	51	59
Share based payment expense	24	55
Loss on foreign exchange rates	15	6
Deferred income taxes	(5)	96
Bad debt expense	45	43
Changes in operating assets and liabilities:
Accounts receivable	(312)	(829)
Prepaid expenses and other current assets	(117)	(103)
Right of use assets-operating	205	119
Other assets	15	(3)
Due to models	(621)	94
Lease liabilities-operating	(91)	(119)
Contract liabilities	(270)	(535)
Accounts payable and accrued liabilities	(233)	(300)
Net cash used in operating activities	(1,135)	(678)

Cash flows from investing activities:
Purchases of property and equipment	(73)	(15)
Net cash used in investing activities	(73)	(15)

Cash flows from financing activities:
Payments on finance leases	(15)	(17)
Net cash used in financing activities	(15)	(17)

Foreign currency effect on cash flows:	86	(113)

Net change in cash and cash equivalents:	(1,137)	(823)
Cash and cash equivalents, beginning of period	11,998	10,251
Cash and cash equivalents, end of period	$10,861	$9,428

Non-GAAP Financial Measures

Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates Gross Billings as the gross amounts billed to customers on behalf of its models and talent for services performed. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. There were no such non-recurring items during the three months ended March 31, 2023 and 2022. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the first quarter ended March 31, 2023 filed with the Securities and Exchange Commission on May 11, 2023.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on the Nasdaq Capital Market under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com